EXHIBIT 99.1

Polaris Exits Marine Business Today (September 2, 2004) Polaris announced that the Company plans to cease manufacturing marine products effective immediately. Form 8-K Exhibits From conference call September 2,2004

Polaris Exits Marine Business History of the industry and Polaris' marine division, con't Sales of Polaris' marine division peaked in 1996 at $171 million dollars and steadily declined over the subsequent years In 2003, sales of Polaris marine division were $53.5 million, which represents only 3 percent of total Company's sales The Company has lost money in the marine business every year since inception in 1992, including $13.2 million pre-tax in 2003 The total cumulative pre-tax losses of the marine business are in excess of $120 million

Polaris Exits Marine Business Minimal impact on employment levels The decision to exit the marine business will have minimal impact on our employment level at our manufacturing facilities Current seasonally-shared PWC/ATV assembly line in Spirit Lake will be converted to assemble ATVs full time All hourly workers will be retained During 2003 the marine division accounted for less than 15 percent of labor hours and units produced in the Spirit Lake facility Of the 105 employees in the marine division, fewer than 20 are expected to leave the Company

Polaris Exits Marine Business Positive impact on remaining business The exiting of the marine business will allow the Company to focus resources on core products including ATVs, utility vehicles, snowmobiles, PG&A, Victory motorcycles and on expanding international operations Spent $7 million in new product tooling and research and development in 2003 in the Marine division that will be redeployed to our remaining growing product lines

Polaris Exits Marine Business Loss on Disposal of Discontinued Operations The Company expects to record a loss on disposal of discontinued operations of approximately $36 million, or $24 million after tax, during the third quarter 2004 Represents a $0.53 per diluted share charge The loss includes approximately $29 million in expected future cash payments for the estimated costs to support the dealers in selling their remaining inventory, incentives and discounts to encourage consumers to purchase remaining products, costs to cancel supplier arrangements, legal and regulatory issues, and personnel termination costs The loss also includes approximately $7 million in non-cash costs related primarily to the disposition of factory inventory, tooling, and other physical assets

Polaris Exits Marine Business Dealer Assistance / Consumer Incentives A number of programs will be available to assist dealers in selling their remaining inventory including: Extended warranties for consumers Various rebates and dealer salesman incentives Special retail financing offers for consumers Transfer plan to move inventory geographically Advertising plan for key markets

Polaris Exits Marine Business Sales Guidance Percentage growth guidance for sales from continuing operations remains unchanged for the third quarter 2004 and full year 2004 Third quarter sales from continuing operations are expected to increase 5 to 8 percent over the comparable $444.4 million in the third quarter 2003 Full year 2004 sales from continuing operations are expected to increase in the range of 8 to 10 percent over the comparable $1,552.4 million for the full year 2003 Sales guidance for ATVs, snowmobiles, Victory motorcycles and parts, garments and accessories remains unchanged for the full year 2004

Polaris Exits Marine Business Earnings Per Share Guidance For the third quarter 2004, our guidance for earnings per share from continuing operations is $0.94 to $0.98 per diluted share This represents the separation from continuing operations of an anticipated loss of approximately $0.04 per share from the discontinued operations of the marine business for the third quarter 2004 Previously issued guidance was $0.90 to $0.94 per share Our full year 2004 earnings per share from continuing operations guidance is $2.90 to $2.98 per diluted share This represents the separation from continuing operations of an anticipated loss of approximately $0.18 per share from the discontinued operations of the marine business for the full year 2004 Previously announced guidance was $2.72 to $2.80 per share The above guidance for both the third quarter and full year 2004 excludes the approximately $0.53 per share loss on disposal of discontinued operations to be recorded in the third quarter 2004

Polaris Exits Marine Business Exhibits Exhibit A Reclassified statements of income for the results of continuing operations for the year 2003 and first six months of 2004 by quarter Exhibit B Statements of income (loss) for the operations of the discontinued marine business for the year 2003 and first six months of 2004 by quarter

Exhibit A
Polaris Industries Inc.
Consolidated Statements of Income
(In thousands, except per share data)

Reclassified for discontinued operations

	For Three months	For Three months	For the year	For Three months	For Three months
	Ended June 30	Ended March 31	Ended December 31	Ended December 31	Ended September 30
	2004	2004	2003	2003	2003
	continuing	continuing	continuing	continuing	continuing
	results	results	results	results	results

Sales	$394,628	$328,997	$1,552,351	$455,351	$444,405
Cost of Sales	302,404	251,466	1,189,475	346,281	334,296

Gross Profit	92,224	77,531	362,876	109,070	110,109
Operating Expenses
Selling and marketing	23,399	28,115	92,321	25,727	23,006
Research and development	15,528	13,202	47,069	13,791	12,470
General and administrative	19,008	17,871	67,175	15,679	18,148

Total operating expenses	57,935	59,188	206,565	55,197	53,624
Income from financial services	7,252	8,136	23,587	7,372	7,277

Operating Income	41,541	26,479	179,898	61,245	63,762
Non-Operating Expense (Income)
Interest Expense	623	524	2,465	430	593
Other expense (income), net	(17)	371	(83)	2,277	593

Income before income taxes	40,935	25,584	177,516	58,538	62,576
Provision for income taxes	13,509	8,442	57,693	19,025	20,338

Net Income from continuing operations	27,426	17,142	119,823	39,513	42,238

Loss from discontinued operations, net of tax	(3,057)	(2,837)	(8,894)	(1,482)	(2,761)
Net Income	$24,369	$14,305	$110,929	$38,031	$39,477

Basic Net Income per share
Continuing Operations	$0.65	$0.40	$2.80	$0.92	$0.99
Loss from discontinued operations	($0.07)	($0.06)	($0.21)	($0.03)	($0.07)

Net Income	$0.58	$0.34	$2.59	$0.89	$0.92
Diluted Net Income per share
Continuing Operations	$0.61	$0.38	$2.66	$0.87	$0.93
Loss from discontinued operations	($0.07)	($0.06)	($0.20)	($0.03)	($0.06)

Net Income	$0.54	$0.32	$2.46	$0.84	$0.87
Weighted average shares outstanding:
Basic	42,181	42,570	42,905	42,719	42,760
Diluted	44,968	45,248	45,056	45,396	45,306

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Exhibit A
Polaris Industries Inc.
Consolidated Statements of Income
(In thousands, except per share data)

Reclassified for discontinued operations (continued)

	For Three months	For Three months
	Ended June 30	Ended March 31
	2003	2003
	continuing	continuing
	results	results

Sales	$350,301	$302,294

Cost of Sales	271,459	237,439

Gross Profit	78,842	64,855
Operating Expenses

Selling and marketing	19,903	23,685

Research and development	10,730	10,078

General and administrative	17,633	15,715

Total operating expenses	48,266	49,478

Income from financial services	4,565	4,373

Operating Income	35,141	19,750

Non-Operating Expense (Income)

Interest Expense	845	597

Other expense (income), net	(492)	(2,461)

Income before income taxes	34,788	21,614

Provision for income taxes	11,305	7,025

Net Income from continuing operations	23,483	14,589

Loss from discontinued operations, net of tax	(2,491)	(2,160)

Net Income	$20,992	$12,429

Basic Net Income per share

Continuing Operations	$0.55	$0.34

Loss from discontinued operations	($0.06)	($0.05)

Net Income	$0.49	$0.29
Diluted Net Income per share

Continuing Operations	$0.53	$0.33

Loss from discontinued operations	($0.06)	($0.05)

Net Income	$0.47	$0.28

Weighted average shares outstanding:

Basic	42,830	43,311

Diluted	44,544	44,979

Exhibit B

Polaris Industries Inc.

Consolidated Statements of Income (Loss)
(In thousands, except per share data)

Discontinued Operations

	For Three months	For Three months	For the year	For Three months	For Three months
	Ended June 30	Ended March 31	Ended December 31	Ended December 31	Ended September 30
	2004	2004	2003	2003	2003
	discontinued	discontinued	discontinued	discontinued	discontinued

Sales	$27,717	$16,979	$53,518	$11,762	$3,291
Cost of Sales	29,605	17,834	56,377	12,289	4,306

Gross Profit	(1,888)	(855)	(2,859)	(527)	(1,015)
Operating Expenses
Selling and marketing	1,436	1,469	4,586	534	1,399
Research and development	971	1,288	4,691	951	1,166
General and administrative	268	622	1,041	184	511

Total operating expenses	2,675	3,379	10,318	1,669	3,076

Operating Income (loss)	(4,563)	(4,234)	(13,177)	(2,196)	(4,091)
Provision (benefit) for income taxes	(1,506)	(1,397)	(4,283)	(714)	(1,330)

Net Income (loss), after tax	($3,057)	($2,837)	($8,894)	($1,482)	($2,761)

Basic Net Income per share
Net Income (loss)	($0.07)	($0.06)	($0.21)	($0.03)	($0.07)
Diluted Net Income per share
Net Income (loss)	($0.07)	($0.06)	($0.20)	($0.03)	($0.06)
Weighted average shares outstanding:
Basic	42,181	42,570	42,905	42,719	42,760
Diluted	44,968	45,248	45,056	45,396	45,306

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Exhibit B

Polaris Industries Inc.

Consolidated Statements of Income (Loss)
(In thousands, except per share data)

Discontinued Operations (continued)

	For Three months	For Three months
	Ended June 30	Ended March 31
	2003	2003
	discontinued	discontinued

Sales	$26,834	$11,631

Cost of Sales	27,903	11,879

Gross Profit	(1,069)	(248)
Operating Expenses

Selling and marketing	1,077	1,576

Research and development	1,337	1,237

General and administrative	207	139

Total operating expenses	2,621	2,952

Operating Income (loss)	(3,690)	(3,200)

Provision (benefit) for income taxes	(1,199)	(1,040)

Net Income (loss), after tax	($2,491)	($2,160)

Basic Net Income per share

Net Income (loss)	($0.06)	($0.05)
Diluted Net Income per share

Net Income (loss)	($0.06)	($0.05)

Weighted average shares outstanding:

Basic	42,830	43,311

Diluted	44,544	44,979